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CHS Board selects St. Hilaire, Minn., farmer as new chairman

ST. PAUL, Minn. (Dec. 9, 2011) – Jerry Hasnedl, a St. Hilaire, Minn., farmer and long-time director, has been elected chairman of the board of CHS Inc., the nation’s leading farmer-owned cooperative.

Hasnedl was selected during the 17-member board’s yearly reorganization meeting which followed the company’s 2011 annual meeting on Dec. 8. He succeeds Michael Toelle, a Browns Valley, Minn., farmer who held the post for nine years.

“I look forward to leading the board as CHS continues to implement its long-term strategy of adding value for its producer and member cooperative owners in the energy, grains and foods businesses,” Hasnedl said.

Hasnedl has served on the board since 1995. During 2011, he was its secretary-treasurer and also chaired the board’s Capital Committee. He is a member and past director of Northwest Grain, a locally governed CHS retail business, and serves on the board of the Cooperative Network. He raises wheat, barley, corn, soybeans, sunflowers, canola and alfalfa on a family farm near St. Hilaire. Hasnedl holds an associate’s degree in agricultural economics and a certification in advanced farm business management from Northland College, Thief River Falls, Minn.

Also elected to one-year board leadership terms were:

•	First vice chairman, Dan Schurr, LeClaire, Iowa, who has served on the board since 2006

•	Secretary-treasurer, Steve Fritel, Rugby, N.D., first elected to the board in 2003

•	Second vice chairman, Dennis Carlson, Mandan, N.D., who joined the board in 2001.

•	Assistant secretary-treasurer, David Bielenberg, Silverton, Ore., has served on the board from 2002-2006 and from 2009 to the present.

During the annual meeting, delegates elected two new directors and re-elected five others to three-year terms on the CHS Board.

Edward Malesich, 59, of Dillon, Mont., will represent members in Montana and Wyoming. He succeeds Richard Owen of Geraldine, Mont., who served since 1999. Malesich has served 12 years on the board of Rocky Mountain Supply Inc., Belgrade, Mont., and currently is vice chairman. He also has served for 13 years on the board of Northwest Farm Credit Services, Spokane, Wash., an $8 billion financial operation. He raises Angus cattle, wheat, malt barley and hay on nearly 19,000 acres. Malesich holds a bachelor’s degree in agricultural production from Montana State University

Jon Erickson of Minot, N.D., will represent members in that state. He succeeds Bruce Anderson of Glenburn, N.D., who retired after 16 years. Erickson is past chairman of Enerbase, a Minot energy and agricultural supply cooperative, and is active in a wide range of agricultural and community organizations. He raises small grains, oilseeds and operates a commercial Hereford/Angus cow-calf business. Erickson, 51, holds a bachelor’s degree in agricultural economics from North Dakota State University.

Re-elected were Hasnedl, Schurr, C.J. Blew of Moundridge, Kan., who was elected in 2010; Curt Eischens of Minneota, Minn., who has served since 1990; and Greg Kruger of Eleva, Wis., who joined the board in 2008.

All CHS directors are agribusiness professionals elected by the cooperative’s member-owners. They represent diverse agricultural, financial and cooperative experiences. Each CHS director, including the newly elected officer slate, completes comprehensive director professionalism training and certification from the National Association of Corporate Directors.

CHS Inc. (www.chsinc.com) is the nation’s leading cooperative, owned by farmers, ranchers and co-ops across the United States. A diversified energy, grains and foods business and a Fortune 100 company, CHS is committed to providing the essential resources that enrich lives around the world. CHS supplies energy, crop nutrients, grain, livestock feed, food and food ingredients, along with business solutions including insurance, financial and risk management services. The company operates petroleum refineries/pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products. CHS preferred stock is listed on the NASDAQ at CHSCP.

This document contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances. For a discussion of additional factors that may materially affect management’s estimates and predictions, please view the CHS Inc. annual report filed on Form 10-K for the year ended Aug. 31, 2011, which can be found on the Securities and Exchange Commission web site (www.sec.gov) or on the CHS web site www.chsinc.com.